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                                                                   EXHIBIT 10.46

                                                                       MWE DRAFT
                                                                OCTOBER 10, 2001

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "AGREEMENT"), is made and entered into as of September 28, 2001, by and between CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation ("SELLER") and OBB ACQUISITION CORP., a Delaware corporation ("BUYER").

                                    RECITALS

     A. Seller has acquired all right, title and interest in certain of the assets and properties of DRIVELINE TECHNOLOGIES, INC., an Oklahoma corporation ("DRIVELINE").

     B. Buyer desires to purchase certain assets formerly held by Driveline from Seller, and Seller desires to sell such assets to Buyer, on the terms and subject to the conditions of this Agreement.

     C. Accordingly, Buyer and Seller are desirous of entering into this Agreement in order to evidence the terms and conditions of such acquisition of assets by Buyer from Seller.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement and for all schedules and exhibits hereto:

     "AFFILIATE" means with respect to any Person any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controls," "controlled by," and "under direct or indirect control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through ownership of voting securities or by contract or otherwise.

     "AGREEMENT" shall have the meaning given such term in the introductory paragraph hereof, and shall include any and all amendments, modifications or supplements to this Agreement.

     "ASSIGNMENT" means that certain Assignment, in the form attached as EXHIBIT A to this Agreement, to be executed and delivered by Buyer and Seller at the Closing.

     "BILL OF SALE" means that certain Bill of Sale, in the form attached as EXHIBIT B to this Agreement, to be executed and delivered by Seller to Buyer at the Closing.

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     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas or New York, New York are authorized or required by law to close.

     "BUYER" shall have the meaning given to such term in the introductory paragraph hereof and shall include successors and permitted assigns of Buyer.

     "BUYER'S DOCUMENTS" shall have the meaning given to such term in SECTION 6.2(a).

     "CLOSING" means the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement, which shall take place at the offices of Patton Boggs LLP, 2001 Ross Avenue, Suite 3000, Dallas, Texas 75201 on the same day this Agreement is fully executed by Buyer and Seller, or at such other place as is mutually agreed upon by the parties hereto. Upon consummation, the Closing shall be deemed to have taken place as of 12:01 a.m. on the Closing Date.

     "CLOSING DATE" means the date on which the Closing actually occurs.

     "DRIVELINE" shall have the meaning given such term in Recital (A) hereof.

     "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "INTELLECTUAL PROPERTY" shall mean, all rights to the registered and unregistered patents, patents pending, patent rights, patent applications, trademarks, trademark applications, trademark registrations, trade names, service marks, copyrights, applications for the foregoing, trade secrets, good will, processes, drawings, blueprints, customer lists and licenses, whether as a licensor or licensee, which are more particularly described and listed on
Schedule 1.1.

     "INVENTORY" means those inventory assets of Seller more particularly described and listed on Schedule 1.2.

     "KNOWLEDGE", whether capitalized or not, means a matter which is within the Person's `knowledge' or which is otherwise `known' to such Person, and such Person has "knowledge" of a matter if such Person or an executive officer of such Person has actual knowledge of such matter or would reasonably be expected to have actual knowledge of such matter following reasonable inquiry of the appropriate employees and agents of such Person.

     "LIABILITY" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable, or otherwise and whether or not the same is required to be accrued on the financial statements of such Person and whether or not the same appears on any schedule to this Agreement.

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     "LIEN" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction, competing claim of ownership or any other encumbrance, restriction or limitation whatsoever.

     "LOSSES" means any and all claims, demands, losses, costs, expenses, obligations, Liabilities, damages (including, without limitation, for physical injury including sickness, disease or death or property damage), recoveries and deficiencies, including interest, reasonable attorneys' fees and court costs.

     "MACHINERY, EQUIPMENT, FURNITURE AND FIXTURES" means those items of office equipment, office and shop furniture, fixtures, machinery, vehicles, equipment, tools, hand held computers and other personal property and fixed assets of Seller which are more particularly described and listed on Schedule 1.3.

     "PERMITTED ENCUMBRANCES" means Liens for current taxes and assessments not yet due and payable, including, but not limited to, Liens for nondelinquent ad valorem taxes and nondelinquent statutory Liens arising other than by reason of any default on the part of Seller.

     "PERSON" means an individual, partnership, corporation, estate, joint-stock company, limited liability company, trust, unincorporated organization, association, joint venture or other entity or organization, including any Governmental Authority.

     "PRE-CLOSING LIABILITY" shall mean any Liability relating to or arising from the ownership or operation of the Purchased Assets by Seller before August 20, 2001, any obligations to pay utilities or taxes for the period prior to August 20, 2001 and any credit or other amount due a direct or indirect purchaser of products produced using the Machinery, Equipment, Furniture and Fixtures before August 20, 2001.

     "PURCHASED ASSETS" means the Intellectual Property, the Inventory, the Machinery, Equipment, Furniture and Fixtures and the Receivables.

     "PURCHASE PRICE" shall have the meaning given such term in Article IV.

     "RECEIVABLES" means the accounts receivable created on or after August 20, 2001 upon the sale of products produced using the Machinery, Equipment, Furniture and Fixtures, the assets Buyer has purchased today from Prime Financial Corporation and certain other assets of Driveline which have been made available to Seller and Prime in connection therewith.

     "REPOSSESSION" shall mean the repossession of and acquisition of title to the Purchased Assets by Seller pursuant to the terms and conditions of the Repossession Agreement, which took place on May 11, 2001.

     "REPOSSESSION AGREEMENT" shall mean that certain Peaceful Repossession Agreement, dated May 11, 2001, by and among Driveline, L & S Manufacturing Corp. and Seller, a true and correct copy of which is attached to this Agreement as EXHIBIT C hereto.

     "SELLER" shall have the meaning given such term in the introductory paragraph hereof.

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     "SELLER'S DOCUMENTS" shall have the meaning given such term in Section 5.2.

                                   ARTICLE II
                      PURCHASE AND SALE OF PURCHASED ASSETS

     On the terms and subject to the conditions hereof, Seller agrees at Closing to sell, assign and convey to Buyer, and Buyer agrees to purchase at Closing from Seller, all of Seller's right, title and interest in and to the Purchased Assets free and clear of all Liens and encumbrances, other than the Permitted Encumbrances, for the consideration set forth in this Agreement.

                                   ARTICLE III
                                   LIABILITIES

     It is expressly understood and agreed that Buyer will be liable for all Liabilities related to the ownership and operation of the Purchased Assets, which arise or are incurred from and after August 20, 2001, to the extent that the existence at or after such date of such Liabilities does not constitute a breach of any representation or warranty made by Seller herein or in connection herewith. It is expressly understood and agreed that Buyer will not assume any Liability of Seller or of its Affiliates, including without limitation, any Liability relating to the ownership or use of Purchased Assets or sale of products produced using the Purchased Assets prior to August 20, 2001. Anything to the contrary herein notwithstanding, or in any other writing delivered in connection herewith, nothing herein or in any such other writing shall be construed to constitute the assumption, express or implied, by Buyer of any Liability of Seller or of any Affiliate of Seller, or of Driveline, or any of its Affiliates.

                                   ARTICLE IV
                      PURCHASE PRICE AND MANNER OF PAYMENT

     As the consideration to be paid by Buyer to Seller for the purchase by Buyer from Seller of all of the Purchased Assets, Buyer will pay Seller the sum of (a) One Million Seven Hundred and Ten Thousand Dollars ($1,710,000) (the "Base Amount") and (b) [$305,738.76] [to be brought forward to closing date] (the "Receivables Amount" and, together with the Base Amount, the "Purchase Price"), provided all of the conditions set forth in this Agreement have been fulfilled. On the Closing Date, Buyer will wire transfer the Base Amount to Seller in immediately available funds. Such wire transfer to Seller of the Base Amount shall be made in accordance with Seller's written wire instructions provided to Buyer no later than one (1) Business Day prior to the Closing Date. The Receivables Amount shall be paid out of the proceeds of the Receivables, which the parties have agreed that Seller shall collect on behalf of Buyer following the Closing.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     Section 5.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state in which it was incorporated. Seller has all requisite

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corporate right, power and authority to own and sell all of the Purchased Assets to Buyer pursuant to this Agreement.

     Section 5.2   AUTHORITY; CONSENTS AND APPROVALS.

             (a) Seller has all requisite corporate right, power and authority to execute, deliver and perform this Agreement and each other document and agreement referenced herein to be executed and delivered by Seller pursuant hereto (together, the "SELLER'S DOCUMENTS"). The execution, delivery, and performance of the Seller's Documents by Seller has been duly and validly authorized and approved by all necessary corporate action. The Seller's Documents constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms.

             (b) The execution, delivery and performance of the Seller's Documents by Seller will not (with or without the giving of notice or the passage of time, or both) (i) violate any applicable provision of law or any rule or regulation of any federal, state or local Governmental Authority applicable to Seller or the Purchased Assets, or any order, writ, injunction, judgment or decree of any court, administrative agency or other Governmental Authority applicable to Seller or the Purchased Assets, (ii) violate either the Seller's Articles of Incorporation or Bylaws, as each is amended to the Closing Date, (iii) require any consent under, conflict with or constitute a breach or default under any agreement, indenture, mortgage, deed of trust, lease, or other instrument to which Seller is a party or by which it is bound, or any license, permit or certificate held by Seller, or (iv) require any consent of, approval by, notice to or registration with any Governmental Authority.

     Section 5.3   TITLE TO PURCHASED ASSETS.

             (a) Prior to the Repossession, (i) Seller had a perfected security interest in the Purchased Assets prior and superior to all others and
(ii) Driveline defaulted in the performance of its obligations secured by such security interest. Pursuant to the Repossession, Seller came into lawful possession of the Purchased Assets without breaching the peace in accordance with all applicable laws and pursuant to the terms and conditions of the Repossession Agreement. There are no parties with the right to redeem the Purchased Assets (specifically including, but not limited to any guarantors or holders of any Liens). Every aspect of the intended sale of the Purchased Assets from Seller to Buyer is commercially reasonable. Seller has given legally sufficient notice of the sale to Driveline and to all other parties that are entitled to receive such notice.

             (b) Seller is the sole and absolute owner of the Purchased Assets and has good and marketable title to and the right to assign and convey the Purchased Assets free and clear of any and all Liens of any kind whatsoever. Seller's ownership of the Purchased Assets is not subject to any pending or, to Seller's knowledge, threatened claim, defense, action or proceeding of any other Person. At Closing, Seller will convey to Buyer, and Buyer upon delivery to it of the Assignment and of the Bill of Sale by Seller at Closing will receive, all legal and beneficial title in and to all of the Purchased Assets, free and clear of any and all Liens thereon of any kind whatsoever.

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     Section 5.4   NO INJUNCTIONS OR ORDERS. Seller is not a party to any
agreement, and Seller is not subject to nor, to the knowledge of Seller, threatened with, any injunctions of any court or orders of any other Governmental Authority with respect to the Purchased Assets.

     Section 5.5 LITIGATION. There is no suit, action, administrative proceeding, arbitration, grievance or other proceeding or governmental investigation pending or, to the knowledge of Seller, threatened, against Seller which individually or in the aggregate could adversely affect the Purchased Assets.

     Section 5.6 COMPLIANCE WITH LAWS. Seller has not received any written notice claiming it is in violation of, any order, law, ordinance, statute, rule or regulation applicable to the Purchased Assets where the consequences of such violation would have an adverse effect on the Purchased Assets.

     Section 5.7 BROKERS. No agent, broker, investment banker, or other Person acting on behalf of Seller or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transaction contemplated by this Agreement.

     Section 5.8 INTELLECTUAL PROPERTY RIGHTS. Seller acquired the Intellectual Property from Driveline and L & S Manufacturing Corp. pursuant to the Repossession. Seller has not received notice from any Person claiming that any operation, or act, product, technology or service relating to the Intellectual Property infringes or misappropriates the Intellectual Property of any Person, or that Driveline or any of its Affiliates has engaged in unfair competition or trade practices under the laws of any relevant jurisdiction (nor does the Seller have knowledge of any basis therefor). Seller is the sole and absolute owner of the Intellectual Property. Seller has not assigned, transferred, or hypothecated its interest in the Intellectual Property to any other person or entity. The Intellectual Property is not subject to any Liens, charges or encumbrances.

     Section 5.9 DISCLOSURES. The representations, warranties or statements by Seller herein and in the Exhibits and Schedules attached hereto are true, complete and correct in all material respects and do not contain any untrue statement of a material fact.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     Section 6.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state in which it was incorporated. Buyer has all requisite corporate right, power and authority to purchase the Purchased Assets from Seller pursuant to this Agreement.

     Section 6.2 AUTHORITY. Buyer has all requisite corporate right, power and authority to execute, deliver and perform this Agreement and each other document and agreement referenced herein to be executed and delivered by Buyer pursuant hereto (together, the "BUYER'S DOCUMENTS"). The execution, delivery and performance of the Buyer's Documents by Buyer have been duly and validly authorized and approved by all necessary corporate action. The

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Buyer's Documents constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms.

     Section 6.3 NO VIOLATIONS OR CONSENTS. The execution, delivery and performance of the Buyer's Documents by Buyer will not (with or without the giving of notice or the passage of time or both) (i) violate any applicable provision of law or any rule or regulation of any federal, state or local Governmental Authority applicable to Buyer, or any order, writ, injunction, judgment or decree of any court, administrative agency or other Governmental Authority applicable to Buyer, (ii) violate Buyer's Certificate of Incorporation or Bylaws, as each is amended to the Closing Date, (iii) require any consent under, conflict with or constitute a breach or default under any agreement, indenture, mortgage, deed of trust, lease, license or other instrument to which Buyer is a party or by which it or any Purchased Asset is bound, or any license, permit or certificate held by Buyer, or (iv) require any consent of, approval by, notice to or registration with any Governmental Authority.

     Section 6.4 COMPLIANCE WITH LAWS. Buyer has not received any written notice claiming Seller is in violation of, any order, law, ordinance, statute, rule or regulation applicable to the Purchased Assets where the consequences of such violation would have an adverse effect on the Purchased Assets.

     Section 6.5 BROKERS. No agent, broker, investment banker, or other Person acting on behalf of Buyer or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transaction contemplated by this Agreement.

     Section 6.6 DISCLOSURES. The representations, warranties or statements by Buyer herein and in the Exhibits and Schedules attached hereto are true, complete and correct in all material respects and do not contain any untrue statement of a material fact.

                                  ARTICLE VII
                               CLOSING DELIVERIES

     The obligations of Buyer and Seller hereunder are subject to the satisfaction of the following Closing deliveries that are conditions precedent unless specifically waived by the parties.

     Section 7.1 SELLER'S CLOSING DELIVERIES. Seller shall execute and deliver, or cause to be executed and delivered, to Buyer on the Closing Date, each of the following:

             (a)   This Agreement;

             (b)   The Bill of Sale;

             (c)   The Assignment;

             (d) Executed UCC-3 Partial Releases in form satisfactory to Buyer, in its sole and absolute discretion, sufficient to evidence the full and complete release of any and all Liens on the Purchased Assets;

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     Section 7.2   BUYER'S CLOSING DELIVERIES. Buyer shall have executed and
delivered, or caused to be executed and delivered, to Seller at the Closing each of the following:

             (a)   This Agreement;

             (b) The Purchase Price, paid in the manner required by the provisions of Article IV; and

             (c) The asset purchase agreement of even date herewith between Buyer and Prime Financial Corporation, shall have been executed and delivered, and all conditions precedent thereto shall have been completed to the reasonable satisfaction of Seller.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     Section 8.1 INDEMNIFICATION OF BUYER BY SELLER. Subject to the limitation imposed by Section 8.5 below, notwithstanding any investigation by Buyer or its representatives, the Seller, its successors and assigns, will indemnify and hold the Buyer, and its Affiliates, harmless from and fully pay any and all Losses, that Buyer, or any of its Affiliates, may suffer or incur as a result of or relating to(a) the breach of any representations or warranties made by Seller in Article and elsewhere in this Agreement, or in any other document delivered by Seller to Buyer pursuant hereto to include, without limitation, the Bill of Sale and the Assignment (collectively, the "TRANSACTION DOCUMENTS"), or any allegation by a third party that, if true, would constitute such a breach, (b) the breach of any covenant or agreement of Seller in this Agreement or the Transaction Documents, or (c) any Pre-Closing Liability.

     Section 8.2 INDEMNIFICATION OF SELLER BY BUYER. Notwithstanding any investigation by Seller or its representatives, the Buyer, its successors and assigns, will indemnify and hold Seller, and its Affiliates, harmless from and fully pay any and all Losses that Seller, or any of its Affiliates, may suffer or incur as a result of or relating to the breach of any representations or warranties made by Buyer in Article and elsewhere in this Agreement.

     Section 8.3 NOTICE. If a party is entitled to receive indemnification or to recover from the other party for any Losses incurred pursuant to this Article (the "INDEMNIFIED PARTY"), the Indemnified Party agrees to give prompt written notice to the other party (the "INDEMNIFYING PARTIES") upon the occurrence of any indemnifiable or recoverable Loss or the assertion of any claim or the commencement of any action or proceeding by any third party in respect of which such a Loss may reasonably be expected to occur (a "CLAIM"), but the Indemnified Party's failure to give such notice will not affect the obligations of the Indemnifying Party under this Article except to the extent that the Indemnifying Party is materially prejudiced thereby. Such written notice will include a reference to the event or events forming the basis of such Loss or Claim and the amount involved, unless such amount is uncertain or contingent, in which event the Indemnified Party will give a later written notice when the amount becomes fixed.

     Section 8.4 DEFENSE OF CLAIMS. The Indemnifying Party may elect to assume and control the defense of any Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses related thereto, if (a) the Indemnifying Party acknowledges its obligation to indemnify the Indemnified Party for any Losses resulting from

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such third party Claim and provides reasonable evidence to the Indemnified Party of its financial ability to satisfy such obligation; (b) the Claim does not seek to impose any liability or obligation on the Indemnified Party other than for money damages; and (c) the Claim does not relate to the Indemnified Party's relationship with its customers or employees. If such conditions are satisfied and the Indemnifying Party elects to assume and control the defense of a Claim, then (i) the Indemnifying Party will not be liable for any settlement of such Claim effected without its consent, which consent will not be unreasonably withheld; (ii) the Indemnifying Party may settle such Claim without the consent of the Indemnified Party; and (iii) the Indemnified Party may employ separate counsel and participate in the defense thereof, but the Indemnified Party will be responsible for the fees and expenses of such counsel unless (A) the Indemnifying Party has failed to adequately assume the defense of such Claim or to employ counsel with respect thereto or (B) a conflict of interest exists between the interests of the Indemnified Party and the Indemnifying Party that requires representation by separate counsel, in which case the fees and expenses of such separate counsel will be paid by the Indemnifying Party. If such conditions are not satisfied, the Indemnified Party may assume and control the defense of the Claim at the Indemnifying Party's cost and expense.

     Section 8.5 LIMITATION ON MAXIMUM AMOUNT OF LIABILITY OF SELLER FOR INDEMNIFICATION CLAIMS OR LOSSES. The maximum aggregate amount of Losses for which any Indemnifying Party, shall be obligated to pay to an Indemnified Party, pursuant to its obligations under Section 8.1 or 8.2 above, as the case may be, shall NOT, in any event, exceed a total sum equal to the amount of the Purchase Price.

                                   ARTICLE IX
                               FURTHER AGREEMENTS

     Section 9.1 ADDITIONAL ACTIONS SELLER AND BUYER. On and after the Closing Date, Seller shall execute and deliver such documents and do and perform all such other acts as may reasonably be required by Buyer in order fully to convey and transfer to and vest in Buyer all of the Purchased Assets of Seller intended to be assigned, transferred and conveyed pursuant hereto.

     Section 9.2 COSTS AND TRANSFER TAXES. Except as otherwise set forth in this Agreement, each party hereto shall pay its own costs and expenses (including legal fees and expenses) incurred in connection with due diligence reviews, the preparation, negotiation and execution of this Agreement and all other agreements, certificates, instruments and documents delivered hereunder and all other matters relating to the consummation of the transactions contemplated hereby, whether or not the proposed transaction is consummated. All sales, documentary stamp taxes and other transfer taxes in connection with the sale and delivery of the Purchased Assets hereunder shall be paid by Seller.

     Section 9.3 BOOKS AND RECORDS AFTER CLOSING. From and after the Closing, Buyer shall have free and open access to all books and records which Seller may have relating in any manner to the Purchased Assets and Seller shall furnish Buyer with copies thereof.

     Section 9.4 DELIVERY OF PROPERTY RECEIVED AFTER CLOSING. Seller agrees that it will transfer or deliver to Buyer, promptly after the receipt thereof, any cash or other property which

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Seller receives after the Closing Date in respect of any assets transferred or intended to be transferred to Buyer as part of the Purchased Assets under this Agreement; PROVIDED that the first [$305,738.76] of Receivables collected by Seller shall be applied to the payment of the Receivables Amount. Buyer agrees that it will transfer or deliver to Seller, promptly after the receipt thereof, any cash or other property which Buyer receives after the Closing Date in respect of any assets not transferred or intended to be transferred to Buyer as part of the Purchased Assets under this Agreement. Without limiting the generality of the foregoing, Seller agrees that it shall (a) provide Buyer with a statement of the Receivables and all related back-up material, (b) provide Buyer with a weekly accounting of all amounts received on account of the Receivables and (c) pay over to Buyer all such sums in excess of the Receivables Amount within one (1) week of receipt by Seller. Seller acknowledges that Buyer shall have the sole right to pursue collection of the Receivables and that Seller shall have no right to settle or compromise any dispute concerning the Receivables without the consent of Buyer.

                                   ARTICLE X
                                  MISCELLANEOUS

     Section 10.1 ENTIRE UNDERSTANDING, WAIVER, ETC. This Agreement (including all schedules and exhibits attached hereto) and all other agreements executed and delivered at the Closing set forth the entire understanding of the parties and supersede any and all prior or contemporaneous agreements, arrangements and understandings relating to the subject matter hereof, and the provisions hereof may not be changed, modified, waived or altered except by an agreement in writing signed by the parties hereto. A waiver by any party of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future, or of any other term or condition hereof, or of any subsequent breach thereof.

     Section 10.2 SEVERABILITY. If any provision of this Agreement or the application of such provision shall be held by a court of competent jurisdiction to be unenforceable, the remaining provision of this Agreement shall remain in full force and effect.

     Section 10.3 CAPTIONS. The captions herein are for convenience only and shall not be considered a party of this Agreement for any purpose, including, without limitation, the construction or interpretation of any provision hereof.

     Section 10.4 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) if personally delivered, when so delivered, (b) if mailed, two Business Days after having been sent by registered or certified with return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if given by facsimile, once such notice or other communication is transmitted to the facsimile number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (b) above or (d) if sent through an overnight delivery service in circumstances in which such service guarantees next day delivery, the day following being so sent:

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                           (i)      If to Seller:

                                    Congress Financial Corporation (Southwest)
                                    1201 Main Street, Suite 1625
                                    P.O. Box 50728
                                    Dallas, Texas 75250
                                    Attention:    Mr. Mark Galovic
                                    Telephone Number: (214) 712-3532
                                    Facsimile Number: (214) 748-9118

                                    Copy to:

                                    Mary M. "Cissy" Hitchery
                                    Patton Boggs LLP
                                    2001 Ross Avenue, Suite 3000
                                    Dallas, Texas 75201
                                    Telephone Number: (214) 758-1588
                                    Facsimile Number: (214) 758-1550

                           (ii)     If to Buyer:

                                    OBB Acquisition Corp.
                                    c/o Roller Bearing Company of America, Inc.
                                    60 Round Hill Road
                                    Fairfield, Connecticut 06430
                                    Attention:    Chief Executive Officer
                                    Telephone Number: (203) 255-1511
                                    Facsimile Number: (203) 256-0775

                                    Copy to:

                                    C. David Goldman
                                    McDermott, Will & Emery
                                    50 Rockefeller Plaza
                                    New York, New York 10020
                                    Telephone Number: (212) 547-5512
                                    Facsimile Number: (212) 547-5444

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     Section 10.5 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights or obligations arising hereunder shall be assignable without the prior written consent of the parties

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hereto. Nothing in this Agreement, express or implied, shall confer upon any
Person, other than the parties hereto, and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     Section 10.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements made by Seller and by Buyer, respectively, in this Agreement shall survive the Closing Date hereunder for ninety (90) months and shall also survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal, or inspection at any time made by or on behalf of Buyer.

     Section 10.7 SCHEDULES AND EXHIBITS. The schedules and exhibits attached hereto shall form a part of this Agreement and are hereby incorporated into this Agreement by reference.

     Section 10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

     Section 10.9 CONSTRUCTION OF TERMS. Any reference herein to the masculine or neuter shall include the masculine, the feminine and the neuter, and any reference herein to the singular or plural shall include the opposite thereof. The parties to this Agreement acknowledge that each party and counsel to each party has participated in the drafting of this Agreement and agree that this Agreement shall not be interpreted against one party or the other based upon who drafted it.

     Section 10.10 ATTORNEYS' FEES AND COSTS. Unless otherwise provided herein to the contrary, in the event any action or proceeding is commenced by any party to this Agreement to (a) determine rights, duties or obligations under this Agreement, (b) determine a breach of this Agreement and obtain damages as a result of such breach or (c) otherwise enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the non-prevailing party all of the prevailing party's out-of-pocket costs and expenses, including, without limitation, all reasonable attorneys' fees, disbursements and related charges. A party will be considered the prevailing party if (i) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or arbitration award or the losing party's voluntary action before arbitration, trial, or judgment, (ii) the other party withdraws its action without substantially obtaining the relief it sought, or
(iii) such party did not initiate the litigation and judgment is entered into for any party, but without substantially granting the relief sought by the initiating party or granting more substantial relief to the non-initiating party with respect to any counterclaim, asserted by the non-initiating party in connection with such litigation.

     Section 10.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONTROLLED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     Section 10.12 FACSIMILE EXECUTION. Each counterpart of this Agreement may be executed and transmitted by facsimile transmission. The parties will initially accept facsimile

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signature pages. The original documents shall be delivered by hand or courier within one (1) Business Day of the execution of the documents. Counsel for the parties will substitute and provide original signature pages to the other parties as soon as they are received.

              [The Remainder of this Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

SELLER:                           CONGRESS FINANCIAL CORPORATION
                                  (SOUTHWEST)


                                  By:    /s/ Mark Galovic
                                         ---------------------------------------
                                  Name:  Mark Galovic
                                         ---------------------------------------
                                  Title: Vice President
                                         ---------------------------------------


BUYER:                            OBB ACQUISITION CORP.


                                  By:    /s/ Michael S. Gostomski
                                         ---------------------------------------
                                  Name:  Michael S. Gostomski
                                         ---------------------------------------
                                  Title: Vice President
                                         ---------------------------------------